Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

I.	PARTIES

A. The parties to this Settlement Agreement and Release (hereinafter “Agreement”) are Evergreen Energy Inc. (“Evergreen”), C-Lock Technology, Inc. (“C-Lock”), Thomas Stoner, Robert Kaplan, Richard Smith, Manual Johnson,  James Bitonti and Vincent Cook. Evergreen, C-Lock, Stoner, Kaplan, Smith, Johnson, Bitonti and Cook are collectively referred to as the “Parties.”

II.	EFFECTIVE DATE

The effective date of this Agreement shall be August 23, 2011.

III.	RECITALS

A. The Parties are the named parties in litigation currently pending before the District Court, City and County of Denver, Colorado, case number 2010CV2417 (the “Civil Action”).

B. The Parties, in order to avoid the additional expense and uncertainty of litigation, have agreed to settle and resolve all of the claims between them under the terms of this Agreement.

IV.	SETTLEMENT AGREEMENT AND RELEASE

In consideration of the mutual agreements set forth below and in full compromise, settlement and satisfaction of all claims, the Parties agree as follows:

A. Settlement Amount.  Evergreen agrees to pay the sum of $2,000,000 in full satisfaction of the claims asserted by Cook and Bitonti in the Civil Action for payment for the C-Lock Stock.  The initial payment of $171,496 to Cook and $328,504 to Bitonti (a total initial payment of $500,000) shall be payable by wire transfer on or before August 23, 2011.  The remaining sum of $1,500,000.00 shall be payable by wire transfer in eight weekly installments of $105,975 to Cook and $81,525 to Bitonti  (eight total installments of $187,500 each) on: (1) August 29, 2011; (2) September 6, 2011 (September 5, 2011 is a holiday); (3) September 12, 2011; (4)  September 19, 2011; (5) September 26, 2011; (6) October 3, 2011; (7) October 10, 2011; and (8) October 17, 2011.   Evergreen shall use best efforts to make the eight equal payments earlier than scheduled, at its sole discretion.  EEE shall issue  Forms 1099B to Cook and Bitonti is the style and fashion attached as Exhibits C and D.

B. Dismissal And Vacation Of Oral Findings and Judgment.  The Parties shall file the Stipulation and proposed Order,  copies of which are attached as Exhibits A and B. The Courts entry of the Order shall be a condition precedent to this Agreement. Immediately upon full and final and timely payment of the entire Settlement Amount, the Parties shall advise the Court, in writing.

C. Release by Cook and Bitonti.  Except for the rights, obligations and responsibilities of Evergreen, C-Lock, Stoner, Kaplan, Smith and Johnson under this Agreement, Cook and Bitonti do hereby release and forever discharge Evergreen, C-Lock, Stoner, Kaplan, Smith and Johnson, and their representatives, attorneys, employees, agents, successors and assigns of and from any and all claims, demands, damages, penalties, attorney fees, costs, equitable relief and/or rights and causes of action of whatsoever kind and nature, resulting from or in any way arising or growing out of, and by reasons of, any and all known and unknown, foreseen and unforeseen claims, and the consequences thereof, which Cook and Bitonti now have against Evergreen, C-Lock, Stoner, Kaplan, Smith and Johnson.  This shall include, without limitation, a release of all claims Cook and Bitonti brought in the Civil Action against Evergreen, C-Lock, Stoner, Kaplan, Smith and Johnson and any and all claims that Cook and Bitonti could have brought against Evergreen, C-Lock, Stoner, Kaplan, Smith and Johnson in the Civil Action.

D. Release by Evergreen, C-Lock and Stoner.  Except for the rights, obligations and responsibilities of Cook and Bitonti under this Agreement, Evergreen, C-Lock, Stoner, Kaplan, Smith and Johnson,  do hereby release and forever discharge Cook and Bitonti, their administrators, representatives, attorneys, employees, agents, successors and assigns of and from any and all claims, demands, damages, penalties, attorney fees, costs, equitable relief and/or rights and causes of action of whatsoever kind and nature, resulting from or in any way arising or growing out of, and by reasons of, any and all known and unknown, foreseen and unforeseen claims, and the consequences thereof, which Evergreen, C-Lock, Stoner, Kaplan, Smith or Johnson now have against Cook or Bitonti.  This shall include, without limitation, a release of all claims Evergreen, C-Lock, Stoner, Kaplan, Smith or Johnson could have brought in the Civil Action.

E. Mutual Recognition of Release.  Evergreen, C-Lock, Stoner, Kaplan, Smith, and Johnson, on the one hand, and Cook and Bitonti, on the other hand, each acknowledge that each Party hereto may hereafter discover claims or facts in addition to or different from those that each Party hereto now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement.  Nevertheless, Evergreen, C-Lock, Stoner, Kaplan, Smith and Johnson, on the one hand, and Cook and Bitonti, on the other hand, each hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts.  Evergreen, C-Lock, Stoner, Kaplan, Smith and Johnson, on the one hand, and Cook and Bitonti, on the other hand, each acknowledge that it or they, as the case may be, understand the significance and consequence of such release.  In connection with this release, Evergreen, C-Lock, Stoner, Kaplan, Smith and Johnson, on the one hand, and Cook and Bitonti, on the other hand, acknowledge and reaffirm the representations and warranties made herein and have independently arrived at the conclusion that the consideration for this Agreement is fair and appropriate.

V.	REPRESENTATIONS AND WARRANTIES

Each Party represents, warrants and agrees as follows:

A. Independent Legal Advice.  Each Party has received independent legal advice from an attorney of the respective Party’s choosing with respect to the advisability of entering into and executing this Agreement.

B. No Reliance on Extrinsic Facts.  No Party (nor any officer, agent, employee, representative or attorney of any Party) has made any statement or representation to any other Party regarding any fact relied upon in entering into this Agreement other than those set forth in this Agreement, and no Party relies upon any statement, representation or promise of any other Party (or of any officer, agent, employee, representative or attorney of any other Party) in executing this Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement.  The Parties expressly assume the risk that the facts or law may be, or may become, different from the facts or law presently believed by the Parties.

C. Parties Have Read Agreement.  Each Party or a responsible agent has read this Agreement and understands its contents prior to its execution.

D. Binding Agreement; Authorized to Execute.  This Agreement constitutes a legal and binding obligation enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement does not and will not violate any organization documents or bylaws or any contracts, agreements or commitments to which he or it is a party or by which he or it is bound.  Each Party has full power and authority to execute, deliver and perform this Agreement, and each of them has taken all necessary steps for the execution and delivery of this Agreement.

E. No Previous Assignment.  The Parties own the claims they are releasing, and have not, voluntarily or involuntarily, assigned, transferred, granted or purported to assign, transfer or grant any of the claims, demands, causes of actions, suits, controversies, liabilities or obligations released by this Agreement.

F. Non-Disparagement. The Parties will not disparage, criticize or make any statement tending to diminish the reputation of the other Party, the Party’s personnel, or the Party’s products or services.  The Non-Disparagement provisions of this Agreement shall terminate upon any default under this Agreement.

VI.	MISCELLANEOUS

A. Entire Agreement.  This Agreement constitutes the full and complete understanding and agreement of the Parties with respect to the subject matter covered in it.  There are no oral or written agreements between the Parties as to the subject matter of this Agreement that are not contained within this Agreement.  No addition, deletion or amendment shall have any force or effect, except as mutually agreed to in a writing signed by all of the Parties.

B. Successors and Transferees.  This Agreement shall be binding upon and inure to the benefit of each Party’s successors, assigns, heirs and transferees.

C. No Admission.  This Agreement effects the settlement of claims which are denied and contested, and nothing in this Agreement shall constitute or be construed as an admission of liability or wrongdoing by any Party.

D. No Construction Against Drafter.  Each Party has cooperated in the drafting and preparation of this Agreement.  Hence, in any construction to be made of this Agreement, the same shall not be construed against any Party.

E. Counterparts.  This Agreement may be executed in counterparts and facsimile copies shall be regarded as originals.

F. Necessary and Further Documents.  The Parties agree to execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement.

G.  Disclosure.   The provisions of this Agreement may be disclosed by Evergreen as necessary to comply with its disclosure obligations under the securities laws.

H. Severability.  If any provision or part of this Agreement is held invalid by a court of competent jurisdiction, or unenforceable for any reason, the remainder of this Agreement shall nonetheless remain in full force and effect.

I. Survival.  This Agreement shall survive the payments made pursuant to the payment obligation and schedule specified in Section IV(A) above.

J. Headings.  The headings and subheadings contained in this Agreement are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement.

K. Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

EVERGREEN ENERGY INC.
By:

/S/ William L. Laughlin
Its: EVP, General Counsel & Secretary
Date: August 22, 2011

C-LOCK TECHNOLOGY, INC.

By:
/S/ William L. Laughlin
Its: EVP, General Counsel  & Secretary
Date: August 22, 2011

THOMAS STONER

/S/ Thomas H. Stoner, Jr.

Date: _______________________________

JAMES V. BITONTI

/S/ James V. Bitonti

Date: _______________________________

VINCENT COOK

/S/ Vincent Cook

Date: _______________________________

ROBERT KAPLAN

/S/ Robert S. Kaplan

Date: _______________________________

M. RICHARD SMITH

Date: _______________________________

MANUEL JOHNSON

Date: _______________________________